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                                                                     EXHIBIT 5.1

                                August 30, 1996


    Einstein/Noah Bagel Corp.
    14123 Denver West Parkway
    Golden, Colorado 80401


                     Einstein/Noah Bagel Corp. Amended and
                      Restated 1995 Stock Option Plan and
                  Einstein/Noah Bagel Corp. 1996 Stock Option
                        Plan for Non-Employee Directors
                       Registration Statement on Form S-8
                       ----------------------------------

       Ladies and Gentlemen:

         We have acted as counsel to Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers an aggregate of 5,295,195 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock") of the Company, offered under the Company's Amended and Restated 1995 Stock Option Plan and 1996 Stock Option Plan for Non-Employee Directors (collectively, the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates, and other papers as we deemed it necessary to examine for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

      2. The Company has taken all action necessary to authorize (i) the Plans,
         (ii) the granting of options pursuant to the Plans, and (iii) the issuance of shares of its Common Stock in accordance with the Plans and upon the exercise of options granted pursuant to the Plans.

      3. The Shares, when issued and paid for in accordance with the Plans and upon the exercise of options granted pursuant to the Plans will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Common Stock.

         We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended. In giving this consent, we do not admit that we are within the category of persons whose consent is required by
    Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,



                                       /s/  Bell, Boyd & Lloyd